Exhibit 99.2

PRESENTED BY Angela Selden President and CEO Richard Sunderland, CPA Executive VP and CFO American Public Education, Inc. Third Quarter 2022 Results November 8, 2022

Safe Harbor Statement Please note that statements made in this presentation regarding American Public Education, Inc . and its subsidiaries (the “Company”) that are not historical facts may be forward - looking statements based on current expectations, assumptions, estimates and projections about the Company and the industry . These forward - looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from those expressed or implied by such statements . Forward - looking statements may be able to be identified by words such as anticipate, believe, seek, could, estimate, expect, intend, may, plan, should, will, would, transition, interest, on track, entering and similar words or their opposites . Forward - looking statements include, without limitation, expected growth, registrations and enrollments, revenues, net income, earnings per share, adjusted EBITDA and EBITDA, impacts of the upgrade to ArmyIgnitED 2 . 0 , interest in and success of new campuses, and the impact of inflation . Actual results could differ materially from those expressed or implied by forward - looking statements as a result of various factors, including risks related to dependence on the effectiveness of the Company’s ability to attract students who persist in its institutions’ programs, changing market demands, the inability to effectively market the Company’s programs, the inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students, the loss of ability to receive funds under tuition assistance programs or the reduction, elimination, or suspension of tuition assistance, risks related to the effects of and the Company’s response to the COVID - 19 pandemic, impacts on the demand environment as the pandemic abates, effects of changes the Company makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed, the need to successfully adjust to future market demands by updating existing programs and developing new programs, the failure to comply with regulatory and accrediting agency requirements and to maintain institutional accreditation, the loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid, business combinations and acquisitions, including the integration of Rasmussen University and Graduate School USA and the inability to realize the expected benefits of their acquisition, incurring substantial debt, the cost of servicing that debt, and the inability in the future to service that debt, dependence on and the need to continue to invest in the Company’s technology infrastructure, and the risk factors described in the risk factor section and elsewhere in the Company’s annual report on Form 10 - K and in the Company’s other SEC filings . You should not place any undue reliance on any forward - looking statements . The Company undertakes no obligation to update publicly any forward - looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future . 2

3 Table of Contents 1. APEI and Education Unit Enrollment Updates 2. 3Q'22 Financial Results & 4Q'22 Outlook

Executive Summary 4 □ APEI is positioned to deliver on its $53 to $59 million Adjusted EBITDA range, narrowing and raising range to $55.2 million to $58.0 million □ Improving enrollment momentum seen across all education units: • APUS delivered new and total net course registration growth through 3Q'22, driven primarily by strong active - duty enrollment • Rasmussen delivered positive new student starts in 4Q'22 -- its first in six quarters • HCN saw third consecutive quarter of total student enrollment growth through 3Q'22 and generated an all - time high in starts and total enrollment for 4Q’22 □ Executed on previously announced cost savings initiative in 4Q’22 across APEI, reducing the number of non - faculty employees across the organization and eliminating open positions • Expected to deliver approximately $13.5 million of annualized savings 1) Includes non - cash impairment of goodwill and intangible assets of $144.9 million during 2Q 2022 2) Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non - cash expenses such as stock compensation and non - recurring expenses) is a non - GAAP financial measure. Refer to appendix for GAAP to non - GAAP reconciliation Highlights Guidance Summary

APUS Registration and Education Unit Update



APUS Net Course Registrations
2021
2022
Forecast Period
+1%
+1%
+3%
-3% to +1%
+1% to +2%
92.9K
94.0K
82.6K
83.5K
83.1K
85.8K
86.6K
87.5k - 84.0k
345.2K
350.8k - 347.3k
1Q
2Q
3Q
4Q
Full Year

3Q'22

- **3Q'22 net course registrations increase driven by strong military growth:**
  - 3Q'22 military registrations +8% compared to 3Q'21
  - 3Q'22 Army registrations +14% compared to 3Q'21
- **New student registrations growth across all lines of business**
- ArmyIgnitED transition to version 2.0 has been substantially completed without incident

Forecast 4Q'22 and Education Unit Update

- **4Q'22 registrations of approximately -3% to +1% growth** versus prior year period, or between 84.0k and 87.5K enrollments
  - Strong military registrations offset partly by non-military and veteran declines
- New President, Nuno Fernandes is **spearheading efforts to attract new corporate and self-funded student segments**

5

Rasmussen Enrollment and Education Unit Update 6 • 3Q'22 nursing enrollment contracted by 8% compared to 3Q’21 • Partially impacted by self - imposed caps in Twin Cities market • 2 - year CAGR growth of +3.5% • 3Q’22 non - nursing enrollment contracted by 8% compared to 3Q’21 • Tight labor market and higher wages deterred adult learners 3Q'22 Forecast 4Q'22 and Education Unit Update • Positive 4Q'22 new student starts , first in six quarters • Growth momentum positions Rasmussen for 2H’23 total enrollment growth • Success despite Florida enrollment impact from Hurricane Ian 8,200 8,400 8,300 8,200 8,300 7,700 8,700 7,600 9,100 7,800 8,600 7,700 8,000 7,300 8,400 8,000 17,300 16,200 16,900 15,900 16,300 15,000 17,100 15,600 1Q 2021 1Q 2022 2Q 2021 2Q 2022 3Q 2021 3Q 2022 4Q 2021 4Q 2022 Rasmussen Enrollment Non-nursing Nursing

Rasmussen Operational Update Center for Educational Readiness Center for Nursing Excellence 7 Organizational Realignment • Focus is to ensure campus preparedness for faculty, clinicals, and students ▪ Align student enrollments and corresponding clinical site and adjunct faculty needs for at least three terms in advance ▪ Ensure student preparedness to be start ready (e.g. vaccinations) • Focus is to increase NCLEX first time pass rates for all nursing students • Aims to enhance performance through three primary tools: ▪ Pinpoint student specific challenge areas and customize tutoring support ▪ Additional NCLEX simulation ▪ Initiate curriculum review • Implemented organizational simplification to align into two operating units: ▪ Rasmussen University Campus - on ground nursing, clinical healthcare, and law enforcement ▪ Rasmussen University Online – all other programs

HCN Enrollment and Education Unit Update



HCN Enrollment
2021
2022
+8%
+3%
+4%
+4%
2,270
2,460
2,380
2,440
2,320
2,410
2,510
2,600
2 Yr
CAGR
+10%
1Q
2Q
3Q
4Q

3Q'22

- **3Q'22 HCN nursing enrollment growth continued, up 4% from strong 3Q'21 levels**
  - Strong 2-year CAGR of +11% from 2020
- **Received approval for Michigan campus opening**, with strong initial interest in the program

Forecast 4Q'22 and Education Unit Update

- **4Q'22 HCN enrollment growth of 4%** versus prior year comparable period, +10% 2-year CAGR
- **Launched Initial cohort of fully sponsored ADN students** during 4Q'22 term with large national healthcare provider
- **Welcomed first Michigan cohort** as planned

8

Table of Contents 9 1. APEI and Education Unit Enrollment Updates 2. 3Q'22 Financial Results & 4Q'22 Outlook

3Q'22 Financial Highlights

apei AMERICAN PUBLIC EDUCATION, INC.

Financial Summary

($ in millions)	Three Months Ended September 30, 2021	2022	% Change	Nine Months Ended September 30, 2021	2022	% Change
APUS Revenue[1]	65.9	68.7	*4%*	210.3	211.7	*1%*
Rasmussen Revenue	21.1	61.5	*NM*	21.1	192.5	*NM*
HCN Revenue	11.2	11.4	*2%*	33.5	34.4	*3%*
Corporate and Other[1]	(0.0)	7.8	*NM*	(0.2)	15.2	*NM*
Total revenue	98.2	149.5	*52%*	264.8	453.9	*71%*
Net income (loss)	(0.3)	(3.8)	*NM*	8.4	(108.5)	*NM*
Adjusted EBITDA[2]	9.3	9.5	*2%*	35.4	41.3	*17%*
EPS (diluted)	(0.01)	(0.20)	*NM*	0.46	(5.74)	*NM*

(1) During the third quarter of 2021, we revised our reportable segments and updated the results for the prior period to conform to the current period presentation. Additionally, during the first quarter of 2022, we added Graduate School USA to Corporate and Other.

(2) EBITDA plus stock compensation, loss on disposal of long-lived assets, goodwill and intangible impairments and M&A- related professional and integration fees. Please refer to Appendix for GAAP to Non-GAAP reconciliation.

Capitalization and Liquidity

($ in millions)	***Dec. 31, 2021***	***Sep. 30, 2022***
Term Loan	$172.8	$166.3
Revolver, drawn	$0.0	$0.0
Total Debt	$172.8	$166.3
Unrestricted Cash	$122.6	$158.8
Net Debt	$50.2	$7.5

Solid liquidity position:

- *$159 million of unrestricted cash*
- *$20 million undrawn revolver*
- *$8 million of net debt*

10

These statements are based on current expectations. These statements are forward - looking and actual results may differ materially. (1) APUS Net course registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. (2) HCN and Rasmussen student enrollment represents the total number of students enrolled in a course after the date by which stu den ts may drop a course without financial penalty. (3) Please refer to Appendix for GAAP to Non - GAAP reconciliation APEI’s 4Q'22 and Full Year 2022 Outlook 11 Fourth Quarter 2022 Guidance Full Year 2021 Guidance (Approximate) (% Yr/Yr Change) APUS Net course registrations 1 84,000 to 87,500 -3% to +1% HCN Student enrollment 2 2,600 4% RU Student enrollment 2 15,600 -9% - Nursing 7,600 -12% - Non-Nursing 8,000 -5% ($ in millions except EPS) APEI Consolidated revenue $151.2 to $154.2 -2% to 0% APEI Consolidated net income -$3.9 to -$2.4 -141% to -126% APEI Adjusted EBITDA 3 $13.9 to $16.7 -53% to -43% APEI Diluted EPS -$0.20 to -$0.13 -140% to -126%

Thank You

Appendix: Enrollment and Registration Summary 13 3Q 2022 3Q 2021 % Change APUS Registrations 85,800 83,100 3% Total Rasmussen Enrollment 15,000 16,300 -8% Rasmussen Nursing Enrollment 7,700 8,300 -8% Rasmussen Non-Nursing Enrollment 7,300 8,000 -8% HCN Enrollment 2,410 2,320 4%

American Public Education is presenting adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of adjusted net income to the comparable GAAP financial measure that is included in the table below (under the caption “GAAP Net Income to Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business . Appendix: Disclosures 14 GAAP Net Income to Adjusted EBITDA:   (in thousands, except per share data)         Net (loss) income $ (3,762) $ (267) (108,458) 8,371 Income tax (benefit) expense (860) 224 (35,152) 3,509 Interest expense (income) 3,594 1,305 10,339 1,167 Equity investment loss 2 - 13 827 Depreciation and amortization 7,982 4,386 24,249 9,561 EBITDA 6,956 5,648 (109,009) 23,435 Impairment of goodwill and intangible assets - - 144,900 - Adjustment to gain on acquisition - - (3,828) - Stock compensation 1,997 1,804 6,703 5,969 Loss on disposals of long-lived assets 178 - 962 182 M&A and integration 329 1,816 1,602 5,783 Adjusted EBITDA $ 9,460 $ 9,268 41,330 35,369 Nine Months Ended September 30, 2022 2021 The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021: Three Months Ended September 30, 2022 2021

American Public Education is presenting adjusted EBITDA in connection with its GAAP outlook and urges investors to review the reconciliation of projected adjusted net income to the comparable GAAP financial measure that is included in the table below (under the caption “GAAP Outlook Net Income to Outlook Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business . Appendix: Disclosures (continued) 15 GAAP Outlook Net Income to Outlook Adjusted EBITDA:   (in thousands, except per share data)         Net income $ (3,855) $ (1,727) $ (112,313) $ (110,185) Income tax expense (1,217) (545) (36,369) (35,697) Interest expense, net 3,931 3,931 14,270 14,270 Equity investment loss (income) - - 13 13 Depreciation and amortization 8,318 8,318 32,567 32,567 EBITDA 7,177 9,977 (101,832) (99,032) Impairment of goodwill and intangible assets - - 144,900 144,900 Adjustment to gain on acquisition - - (3,828) (3,828) Stock compensation 2,712 2,712 9,415 9,415 Loss on disposals of long-lived assets - - 962 962 M&A and integration 4,017 4,017 5,619 5,619 Adjusted EBITDA $ 13,906 $ 16,706 $ 55,236 $ 58,036 The following table sets forth the reconciliation of the Company’s projected GAAP net income to the calculation of projected adjusted EBITDA for the three months and twelve months ending December 31, 2022: Three Months Ending Twelve Months Ending December 31, 2022 Low High December 31, 2022 Low High